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                                                                EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

FirstFederal Financial Services Corp

We consent to the incorporation by reference in these Registration Statements No. 33-48246 and No. 33-87046 of FirstFederal Financial Services Corp on Form S-8 of our report dated January 26, 1996 appearing in this Annual Report on Form 10-K of FirstFederal Financial Services Corp for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
March 21, 1997